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                                        Exhibit 5.1



                          August 18, 1997



Cubist Pharmaceuticals, Inc.
24 Emily Street
Cambridge, Massachusetts  02141

     Re:  Registration Statement on Form S-1
          Under the Securities Act of 1933, as amended
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Ladies and Gentlemen:

     We have acted as counsel to Cubist Pharmaceuticals, Inc., a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,265,307 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share, to be offered by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission on August 18, 1997.

     As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and certificates as to certain factual matters of officers of the Company, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.

     We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

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     This opinion is limited solely to the laws of the Commonwealth of
Massachusetts as applied by courts located in Massachusetts.

     Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       Bingham, Dana & Gould LLP